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                                                                   EXHIBIT 99(B)





                                FORM OF PROXY OF

                          FIRST BANCORPORATION OF OHIO
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FIRST BANCORPORATION OF OHIO                                              PROXY


                     SOLICITED BY THE BOARD OF DIRECTORS


      WILLIAM B. POE, GERALD F. SCHROER AND ROBERT L. GOLLMER, or any of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all Common Stock of the undersigned in FIRST BANCORPORATION OF OHIO ("Company") at the Special Meeting of Stockholders of said Company to be held on Thursday, December 15, 1994, and any adjournment(s) thereof with respect to the following matters:





                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
        ------------------------------------------------------------------------
                         (CONTINUED FROM OTHER SIDE)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SET FORTH BELOW.

1. Proposal to adopt the Agreement of Affiliation and Plan of Merger between Bancorporation and The CIVISTA Corporation.

       [ ] FOR                  [ ]  AGAINST              [ ]  ABSTAIN

2. Proposal to Amend the Articles of Incorporation to Change the Name of the
   Company to "        ."

       [ ] FOR                  [ ]  AGAINST              [ ]  ABSTAIN

3. Proposal to Amend the Articles of Incorporation to Increase the Authorized Common Stock from 40,000,000 to 80,000,000 Shares.

       [ ] FOR                  [ ]  AGAINST              [ ]  ABSTAIN

4. Proposal to Amend the Articles of Incorporation to Increase the Authorized Preferred Stock from 3,500,000 to 7,000,000 Shares.

       [ ] FOR                  [ ]  AGAINST              [ ]  ABSTAIN

5. Such Other Business as Properly May Come Before Said Meeting and any Adjournment(s) Thereof.

                                        Please date, sign exactly as stenciled,
                                        and return promptly in the enclosed
                                        envelope.

                                        DATED:____________________________, 1994

                                        ________________________________________

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